Exhibit 10.4 (ix)
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
This First Amendment (the “Amendment”) is made as of November 21, 2025, between Six Flags Entertainment Corporation, a Delaware corporation (the “Company”) and Tim Fisher (“Executive”). Capitalized terms used in this Amendment that are not defined herein shall have the meaning ascribed to them in the Employment Agreement (as defined below).
WHEREAS, the Company and Executive are parties to an employment agreement dated October 8, 2024 (the “Employment Agreement”);
WHEREAS, in order to provide a retention incentive for Executive, the Compensation Committee of the Company’s Board of Directors has approved (i) a retention bonus program that will provide Executive an opportunity to earn an additional cash bonus based on continued employment, and (ii) enhanced severance protections during the third year of the term of the Employment Agreement; and
WHEREAS, the Company and Executive hereby agree to amend the Employment Agreement as follows pursuant to and in accordance with Section 12.3 of the Employment Agreement.
NOW THEREFORE, in consideration of the respective covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties covenant and agree as follows:
1.Amendments to Employment Agreement.
(a)Retention Bonus
A new Section 4.7 is added to the Employment Agreement to read as follows:
“Retention Bonus. Executive shall be entitled to receive a retention bonus in the amount of $750,000 (the “Retention Bonus”), less applicable tax withholdings, payable in one cash lump sum on July 1, 2026 (the “Retention Date”), subject to Executive’s continued employment through the Retention Date. In the event that the employment of Executive is terminated for any reason prior the Retention Date, the Retention Bonus will not be payable and shall be forfeited.”
(b)Extension of CIC Severance Protection Period
Section 6.1(b)(i) of the Employment Agreement is amended and restated as follows:
(i)if such termination occurs other than within the time periods specified in Section 6.1(b)(ii) below – an amount equal to two (2) times Executive’s Base Salary and target Annual Cash Incentive at the time of termination of employment, payable in a single lump sum payment on the Company’s next regularly scheduled payroll date following the sixtieth (60th) day after Executive’s termination of employment, provided that such payments are subject to the provisions of Sections 6.6 and 12.7;
2.Remaining Provisions. Except as expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect.

3.Entire Agreement. The Employment Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as provided herein and therein.
4.Governing Law. This Amendment shall be interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the State of Ohio without regard to the conflict of law provisions thereof.
5.Counterparts. This Amendment and all documents contemplated by or delivered under or in connection with this Amendment may be executed and delivered in any number of counterparts, with the same effect as if all parties had signed and delivered the same document, and all counterparts shall be construed together to be an original and will constitute one and the same agreement.

IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date first above written.

Six Flags Entertainment Corporation

By: /s/ Brian Witherow
Name: Brian Witherow
Title: Chief Financial Officer

Executive

By: /s/ Tim Fisher
Name: Tim Fisher